UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2007

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (3272) 375-125
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 19, 2007, BMB Munai, Inc. (the “Company”) entered into a Consulting Agreement, dated November 19, 2007 (the “Agreement”) between the Company and Caspian Energy Consulting Ltd., as consultant (“Caspian Energy”). Caspian Energy provides consulting services to petroleum and energy companies engaged in negotiating and contracting with governmental agencies in the Republic of Kazakhstan.

Under the Agreement, Caspian Energy shall provide the following services:

•	identify potential complimentary oil and gas properties (“Projects”) for acquisition by the Company;

•	advise the Company in business and negotiation strategy in connection with the Projects and extensions;

•	assist the Company in developing and preparing all documentation needed to negotiate acquisitions and extensions; and

•	such other services as Caspian Energy may reasonably be able to provide.

Caspian Energy will provide these services on a non-exclusive basis. The Company maintains the right to identify projects and negotiate agreements for the exploration of properties or to acquire projects from other sources.

In exchange for its services, Caspian Energy was paid USD 1,000,000 upon execution of the Agreement. Caspian Energy may earn additional compensation under the Agreement as follows:

•

Upon the execution and delivery of an exploration contract or extension to the existing exploration contract of the Company, on terms acceptable to the Company, Caspian Energy shall be paid USD 4,000,000.

•

In the event Caspian Energy is successful in negotiating an extension of the Company’s existing exploration contract and any new Project, consistent with the terms of the Agreement, the Company will issue 500,000 shares of its common stock to Caspian Energy for each year of the extension. The shares will not be deemed to be fully earned until receipt of a commercial production contract by the Company covering the Project or a change in control of the Company, whichever shall first occur.

•

Caspian Energy will also be paid a success fee in cash or common stock for resources and reserves associated with any Project acquired by the Company following completion of 3D seismic studies and a resource/reserve report by a qualified independent petroleum engineer. In no event will the total maximum success fee exceed USD 25,000,000.

Other than the initial cash payment of USD 1,000,000 all compensation to Caspian Energy is on a successful efforts basis, viz., compensation will be paid only for Projects Caspian Energy brings to the Company and which the Company, in its sole discretion, elects to undertake and or which Caspian Energy performs services that materially contribute to the Company obtaining the project.

The Agreement commenced on November 19, 2007 and shall continue in force until terminated upon 90 days notice by either party.

The description of the Consulting Agreement in this Current Report is only a summary of the Consulting Agreement and is qualified in its entirety by reference to the terms of the Consulting Agreement, a copy of which is attached as an exhibit to this Current Report.

Neither the Company, nor any of its affiliates has a material relationship with Caspian Energy Consulting Ltd.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Consulting Agreement, dated November 19, 2007, between BMB Munai, Inc. and Caspian Energy Consulting Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: November 20, 2007	By:	/s/ Adam R. Cook
Adam R. Cook, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement, dated November 19, 2007, between BMB Munai, Inc. and Caspian Energy Consulting Ltd.

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